Exhibit 99.1

AMGP to Acquire Antero Midstream Partners in a Simplification Transaction

Denver, Colorado, October 9, 2018— Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) and Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream Partners” or “AM”) today announced that they have entered into a definitive agreement for AMGP to acquire all outstanding AM common units, both those held by the public and those held by Antero Resources (NYSE: AR) (“Antero Resources”), in a stock and cash transaction.  In connection with the transaction, AMGP will convert into a corporation and the combined entity will be renamed Antero Midstream Corporation (“New AM”).  Under the terms of the agreement, Antero Midstream Partners public unitholders will be entitled to receive a combination of $3.415 in cash and 1.635 shares of New AM stock per AM unit owned, resulting in aggregate consideration valued at $31.41 per AM unit, based on the October 8, 2018 closing price.  Antero Resources will be entitled to receive a combination of $3.00 in cash and 1.6023 shares of New AM stock for each AM unit owned, resulting in aggregate consideration valued at $30.43 per AM unit, based on the October 8, 2018 closing price.  AM public unitholders will be entitled to elect to receive their merger consideration in all cash, all stock, or a combination of cash and stock, and AR will have the ability to elect to take a larger portion of its merger consideration in cash if the AM public unitholders elect to receive more stock than the mixed election consideration, in each case subject to pro ration to ensure that the aggregate amount of cash consideration paid to all AM unitholders equals approximately $598 million.  The transaction has been negotiated and recommended by the Conflicts Committees of AMGP and Antero Midstream Partners and the Special Committee of Antero Resources and approved by all three Boards of Directors.

Transaction Highlights:

•                  AM public unitholders will receive all-in consideration valued at $31.41 per AM common unit(1) owned, consisting of 1.635 AMGP shares and $3.415 in cash per unit assuming an election to take both cash and stock (1.832 AMGP shares assuming 100% equity election)

•                  Provides a 7% premium to the current AM common unit trading price(1) and an 19% premium to the AM common unit price prior to the announcement of the formation of the Special Committee and Conflicts Committees on February 26, 2018 (2)

•                  AR will receive all-in consideration valued at $30.43 per AM common unit(1) owned, consisting of 1.6023 AMGP shares and $3.00 in cash per unit assuming an election to take both cash and stock (1.776 AMGP shares per unit assuming 100% equity election)

•                  Results in the elimination of currently outstanding incentive distribution rights (“IDRs”) and the Series B profits interest (“Series B units”), further aligning the economic interests across the Antero family of companies

•                  Simplifies structure for the midstream business into a single publicly-traded corporation, combining the public float and increasing trading liquidity

•                  Converts AMGP from a limited partnership to a corporation with a majority of independent directors at closing

•                  Transaction estimated to reduce AMGP’s tax payments from 2019 through 2022 by approximately $375 million, with New AM not expected to pay material federal and state income taxes through at least 2024

•                  PV-10 tax savings resulting from transaction of approximately $800 million

•                  Double digit accretion for both AMGP and AM on a distributable cash flow per share and per unit basis respectively, on average, over the existing long term target period of 2019 through 2022

•                  Pro forma dividend targets represent a 3% increase for AM public unitholders on existing per unit distribution targets and growth rates through 2022 (assuming AM unitholders elect to receive all equity consideration)

(1)         Based on October 8, 2018 AMGP closing price.

(2)         AM price per unit prior to the Special Committee announcement was $26.49 as of February 23, 2018.

Commenting on the simplification transaction, Paul Rady, Chairman and CEO said, “The transaction is a win-win-win for the Antero family and simplifies the midstream structure in an immediately accretive transaction.  The traditional C-corp structure for both governance and tax purposes should further enhance New AM’s appeal to institutional investors and for inclusion in major indices, and provides valuable shareholder rights to the public.  Importantly, the long-term vision and integrated strategy for the Antero family remains unchanged and we continue to be excited about executing on the five year development and infrastructure plans communicated at our analyst day in January.”

Glen Warren, President and CFO of Antero Resources and President of New AM added, “Today’s announcement also enhances Antero Resources’ ability to execute on its liquids focused integrated development program.  The combination of cash consideration received in the simplification transaction and free cash flow generation is expected to fully fund Antero Resources’ initial $600 million share repurchase program that was announced today. As a result, Antero Resources plans to opportunistically repurchase shares while not exceeding Stand-Alone Net Debt to Stand-Alone Adjusted EBITDAX of 2.25x by year-end 2018 and 2.0x by year-end 2019.”

Midstream Simplification Transaction Details

Under the terms of the simplification agreement, AMGP will acquire 100% of Antero Midstream Partners’ 188.1 million fully diluted common units outstanding, including 98.9 million common units owned by Antero Resources.  AM public unitholders will be entitled to receive a combination of $3.415 in cash and 1.635 shares of New AM stock per AM unit owned, resulting in aggregate consideration valued at $31.41 per AM unit, based on the October 8, 2018  closing price.  The all-in consideration for AM public unitholders represents a premium of 7% based on the closing price as of October 8, 2018 and a premium of 19% based on closing prices as of February 23, 2018 prior to the announcement of the Special Committee formation.  Antero Resources will be entitled to receive a combination of $3.00 in cash and 1.6023 shares of New AM stock for each AM unit owned, resulting in aggregate consideration valued at $30.43 per AM unit, based on the October 8, 2018 closing price.  AM public unitholders will be entitled to elect to receive their merger consideration in all cash, all stock or a combination of cash and stock. AR will have the ability to elect to take a larger portion of its merger consideration in cash if the AM public unitholders elect to receive more stock consideration than outlined in the mixed election, subject to pro ration, to ensure that the aggregate amount of cash consideration paid to all AM unitholders equals approximately $598 million. Following the AM public unitholders’ election of their consideration, Antero Resources’ can elect additional cash consideration, if available, in lieu of stock consideration.  Following the simplification, New AM will eliminate all IDRs in AM and the Series B units, which represent 10-year profits interests in Antero IDR Holdings (“IDR LLC”), the entity that holds all of the outstanding IDRs in AM.

In connection with the transaction, Series B unitholders agreed to terminate and exchange their Series B units for an aggregate of 17.35 million shares in New AM upon the closing of the simplification transaction.  The 17.35 million New AM shares represent approximately 4.4% of the pro forma market capitalization of New AM in excess of $2.0 billion based on closing prices as of October 8, 2018.  If the Series B units and the IDRs were not eliminated as part of the transaction, the Series B units would be entitled to receive up to 6% of the IDR cash flow stream above $7.5 million per quarter from Antero Midstream Partners and would be exchangeable, at the option of the holders, into up to 6% of the pro forma market capitalization of New AM in excess of $2.0 billion through the maturity date of December 31, 2026.  The New AM shares issued in exchange for outstanding Series B units will be subject to the same vesting conditions to which the Series B units are currently subject, with one-third currently vested, another one-third vesting at December 31, 2018 and the final one-third vesting on December 31, 2019.  Accordingly, a portion of the shares in New AM to be issued to the Series B unitholders will continue to be subject to vesting and forfeiture through December 31, 2019, and will not be entitled to receive any dividends from New AM prior to their vesting on December 31, 2019.  The exchange of the Series B units in connection with the simplification transaction further aligns management, employees, financial sponsors and pro forma shareholders and lowers the cost of capital for future investment decisions.  Following the simplification transaction and exchange of the Series B units, New AM will have approximately 508 million fully diluted shares outstanding.

The transaction will be fully taxable to both Antero Resources and Antero Midstream Partners’ public unitholders, which will result in a tax basis step up with respect to the assets of Antero Midstream Partners for the pro forma entity. As a result, New AM does not expect to pay material cash taxes through at least 2024.  The PV-10 of tax savings to New AM as a result of this transaction is approximately $800 million. Antero Resources expects to utilize a portion of its $3.0 billion of net operating loss carryforwards to substantially shield its gain from the transaction.  Antero Midstream Partners’ public unitholders should consult with their tax advisor regarding the tax impact from the transaction, but will have the ability to elect to receive all cash in the transaction, subject to pro ration, and regardless of proration will have the ability to receive at least $3.415 per unit in cash. The higher exchange ratio and cash consideration received by the AM public unitholders was designed to help offset potential tax impacts of the transaction.

The AMGP Conflicts Committee, consisting of directors not associated with management or the original financial sponsor groups, evaluated the transaction on behalf of the public shareholders and the AMGP board of directors.  The AMGP Conflicts Committee recommended approval of the simplification transaction to the Board of Directors of AMGP. The Antero Midstream Partners Conflicts Committee, consisting of directors not associated with management or the original financial sponsor groups, evaluated the transaction on behalf of the AM board of directors and public unitholders and also recommended approval of the simplification transaction to the AM board of directors. The Antero Resources Special Committee, consisting of directors not associated with management or the financial sponsor groups that originally funded Antero Resources, evaluated the transaction on behalf of the public shareholders and the board of directors of Antero Resources, which currently owns approximately 53% of the Antero Midstream Partners units outstanding. The Antero Resources Special Committee recommended approval of the simplification transaction to the AR board of directors. The transaction was approved by the board of directors of each of AMGP, Antero Midstream Partners and Antero Resources.

The transaction is subject to the approval of holders of a majority of the shares held by AMGP’s public shareholders excluding the original private equity sponsors, Series B holders, and affiliates of AMGP’s general partner. The transaction is also subject to the approval of holders of a majority of the units held by AM unitholders, excluding Antero Resources, the original private equity sponsors, the Series B holders and affiliates of AM’s general partner. The closing of the transaction is expected in the first quarter of 2019, subject to obtaining these approvals and customary regulatory approvals.

Financing & Balance Sheet

The cash consideration will be funded at closing by utilizing borrowings under an amended AM credit facility.  AM is in the process of exercising the accordion feature on its credit facility, which would increase capacity from $1.5 billion to $2.0 billion.  New AM expects to maintain a strong balance sheet flexing to just over 3.0x net debt to adjusted EBITDA post-closing at the end of the first quarter of 2019 and de-levering into the mid two-times range by 2020.  Consistent with AM’s previous outlook, New AM does not anticipate a need to access the public equity markets to fund its previously disclosed $2.7 billion in organic growth opportunities from 2018 through 2022.

Michael Kennedy, CFO of Antero Midstream Partners and AMGP commented, “The simplification transaction further reinforces Antero Midstream’s position as a premier organic growth Appalachian midstream platform.  From a position of strength, the transaction is expected to allow us to deliver DCF per unit accretion to both AM unitholders and AMGP shareholders, in addition to an up-front premium to AM unitholders. This accretion, along with the numerous structural and governance merits, delivers significant value to our unitholders and shareholders.”

Mr. Kennedy further added, “The elimination of the IDRs is expected to reduce Antero Midstream’s cost of capital which will broaden New AM’s growth opportunities beyond the previously disclosed $2.7 billion organic opportunity set with attractive project and corporate level returns. The simplification also creates a unique C-corp security with top-tier dividend growth, low leverage and attractive return on invested capital.”

Pro Forma Dividend and Coverage Policy

Assuming the simplification transaction closes in the first quarter of 2019 and subject to board approvals, New AM currently intends to target a dividend of $1.24 per share in 2019 representing the midpoint of our targeted dividend per share range for 2019.  New AM intends to target dividend growth of 29% in 2020 and dividend growth of 20% in each of 2021 and 2022. Over the 2019 through 2022 period New AM intends to target an average DCF coverage ratio of 1.2-1.3x. Our targeted dividend growth rates are unchanged from Antero Midstream Partners’ previously announced distribution growth targets through 2022.  The majority of these pro forma dividends are expected to be treated as non-taxable return of capital with the remaining distributions being taxable dividend income under current U.S. federal tax regulations.

The following table illustrates the pro forma dividend for New AM:

	2019			2020			2021			2022
Long-term Targets	Low		High	Low		High	Low		High	Low		High
Dividend Per Share	$1.23	—	$1.25	$1.57	—	$1.63	$1.89	—	$1.95	$2.27	—	$2.34
Year-over-Year Growth	128%	—	131%	28%	—	30%		20%			20%

Note: 2019 year-over-year dividend growth represents growth vs. AMGP’s 2018 midpoint distribution of $0.54/share

The following table illustrates the increase in targeted distributions per share for AMGP shareholders through 2022 comparing the pro forma dividend targets to the previously disclosed status quo distribution targets:

	2019			2020			2021			2022
Per Share	Low		High	Low		High	Low		High	Low		High
Status Quo Distribution	$0.84	—	$0.91	$1.28	—	$1.40	$1.65	—	$1.83	$2.10	—	$2.36
Pro Forma Dividend	$1.23	—	$1.25	$1.57	—	$1.63	$1.89	—	$1.95	$2.27	—	$2.34
Accretion - $/Share	$0.39	—	$0.34	$0.29	—	$0.23	$0.24	—	$0.12	$0.17	—	$(0.02)
Accretion - %	46%	—	37%	23%	—	16%	15%	—	7%	8%	—	(1%)

The following table illustrates the increase in targeted distributions per unit for Antero Midstream Partners public unitholders through 2022 comparing the pro forma dividend targets to the previously disclosed status quo distribution targets on a pre-tax basis. The table below is based on a 100% equity consideration of 1.832 AMGP shares for each public AM unit.  Public unitholders received a higher exchange ratio to help offset transaction taxes.

	2019			2020			2021			2022
Per Share	Low		High	Low		High	Low		High	Low		High
Status Quo Distribution	$2.19	—	$2.22	$2.80	—	$2.89	$3.36	—	$3.47	$4.03	—	$4.16
Pro Forma Dividend	$1.23	—	$1.25	$1.57	—	$1.63	$1.89	—	$1.95	$2.27	—	$2.34
x 1.832 Shares Received	1.832		1.832	1.832		1.832	1.832		1.832	1.832		1.832
Total Dividends	$2.25	—	$2.29	$2.88	—	$2.99	$3.46	—	$3.57	$4.16	—	$4.29
Midpoint Variance -		$0.06			$0.08			$0.10			$0.12

The following table illustrates the increase in targeted distributions per unit for Antero Midstream Partners units held by AR through 2022 comparing the pro forma dividend targets to the previously disclosed status quo distribution targets on a pre-tax basis. The table below is based on a 100% equity consideration of 1.776 AMGP shares for each AR-held AM unit:

	2019			2020			2021			2022
Per Share	Low		High	Low		High	Low		High	Low		High
Status Quo Distribution	$2.19	—	$2.22	$2.80	—	$2.89	$3.36	—	$3.47	$4.03	—	$4.16
Pro Forma Dividend	$1.23	—	$1.25	$1.57	—	$1.63	$1.89	—	$1.95	$2.27	—	$2.34
x 1.776 Shares Received	1.776		1.776	1.776		1.776	1.776		1.776	1.776		1.776
Total Dividends	$2.18	—	$2.22	$2.79	—	$2.89	$3.36	—	$3.46	$4.03	—	$4.16
Midpoint Variance -		$0.00			$0.00			$0.00			$0.00

Conference Call

A joint conference call for Antero Midstream and AMGP is scheduled on Tuesday, October 9, 2018 at 10 am ET to discuss the transaction. To participate in the call, dial in at 1-888-347-8204 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Tuesday, October 16, 2018 at 10am ET at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) using the passcode 10125139.

Presentation

To access the live webcast and view the related transaction call presentation, visit Antero Midstream’s website at www.anteromidstream.com or AMGP’s website at www.anteromidstreamgp.com.  The webcast will be archived for replay on Antero Midstream’s website and AMGP’s website until Tuesday, October 16, 2018 at 10:00 am MT.  Information on Antero Midstream’s website and AMGP’s website does not constitute a portion of this press release.

Financial and Legal Advisors

Vinson & Elkins acted as legal advisor to AMGP, Antero Midstream Partners and Antero Resources.  Goldman Sachs & Co. LLC and Hunton Andrews Kurth and Richards, Layton & Finger acted as financial and legal advisors, respectively, to the Conflicts Committee of AMGP.  Morgan Stanley & Co. LLC acted as the financial advisor to Antero Midstream Partners.  Tudor, Pickering, Holt & Co. and Gibson, Dunn & Crutcher LLP acted as financial and legal advisors, respectively to the Conflicts Committee of Antero Midstream Partners.  Baird and Sidley Austin LLP acted as financial and legal advisors, respectively, to the Special Committee of AR.  J.P. Morgan Securities LLC acted as financial advisor to Antero Resources.

Antero Midstream Partners is a limited partnership that owns, operates and develops midstream gathering, compression, processing and fractionation assets as well as integrated water assets that primarily service Antero Resources Corporation’s properties located in West Virginia and Ohio. Holders of Antero Midstream Partners common units will receive a Schedule K-1 with respect to distributions received on the common units.

AMGP is a Delaware limited partnership that has elected to be classified as an entity taxable as a corporation for U.S. federal income tax purposes.  Holders of AMGP common shares will receive a Form 1099 with respect to distributions received on the common shares.  AMGP owns the general partner of Antero Midstream Partners and indirectly owns the incentive distribution rights in Antero Midstream Partners.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond AM and AMGP’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release and are based upon a number of assumptions.  Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expected consideration to be received in connection with the closing of the transaction, the timing of consummation of the transaction, if at all, statements regarding the transaction, the extent of the accretion, if any, to AMGP shareholders and AM unitholders, the effect that the elimination of the IDRs and Series B Units will have on Antero Midstream’s cost of capital, New AM’s growth opportunities and increased trading liquidity following the consummation of the transaction, anticipated cost savings, the pro forma dividend and DCF coverage ratio targets for New AM, that the transaction will reduce AMGP’s tax payments from 2019 through 2022 and that New AM does not expect to pay material cash taxes through at least 2024, the PV-10 tax savings expected to be realized as a result of the transaction, opportunities and anticipated future performance, and whether the structure resulting from the merger will be more appealing to a wider set of investors. Although AM and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this release.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream Partners and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the AM’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, the expected timing and likelihood of completion of the transaction, including the ability to obtain requisite regulatory, unitholder and shareholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized, the cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute AM’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2017.

No Offer or Solicitation

This communication relates to a proposed business combination transaction between AM and AMGP. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information And Where To Find It

In connection with the transaction, AMGP will file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, that will include a joint proxy statement of AM and AMGP and a prospectus of AMGP. The transaction will be submitted to AM’s unitholders and AMGP’s shareholders for their consideration. AM and AMGP may also file other documents with the SEC regarding the transaction. The definitive joint proxy statement/prospectus will be sent to the shareholders of AMGP and unitholders of AM. This document is not a substitute for the registration statement and joint proxy statement/prospectus that will be filed with the SEC or any other documents that AMGP or AM may file with the SEC or send to shareholders of AMGP or unitholders of AM in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF AM AND AMGP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE

DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and all other documents filed or that will be filed with the SEC by AMGP or AM through the website maintained by the SEC at http://www.sec.gov. Copies of documents filed with the SEC by AM will be made available free of charge on AM’s website at http://investors.anteromidstream.com/investor-relations/AM, under the heading “SEC Filings,” or by directing a request to Investor Relations, Antero Midstream Partners LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310. Copies of documents filed with the SEC by AMGP will be made available free of charge on AMGP’s website at http://investors.anteromidstreamgp.com/Investor-Relations/AMGP or by directing a request to Investor Relations, Antero Midstream GP LP, 1615 Wynkoop Street, Denver, Colorado 75219, Tel. No. (303) 357-7310.

Participants In The Solicitation

AR, AMGP, AM and the directors and executive officers of AMGP and AM’s respective general partners and of AR may be deemed to be participants in the solicitation of proxies in respect to the proposed transaction.

Information regarding the directors and executive officers of AM’s general partner is contained in AM’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018, and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at http://www.sec.gov or by accessing AM’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AMGP’s general partner is contained in AMGP’s 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http://www.anteromidstream.com. Information regarding the executive officers and directors of AR is contained in AR 2018 Annual Report on Form 10-K filed with the SEC on February 13, 2018 and certain of its Current Reports on Form 8-K. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing the AMGP’s website at http:// www.anteroresources.com.

Investors may obtain additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described above.

For more information, contact Michael Kennedy — CFO of Antero Midstream Partners and AMGP at (303) 357-6782 or mkennedy@anteroresources.com.